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EXHIBIT 23.1

INDEPENDENT AUDITOR'S CONSENT

We consent to the incorporation by reference in this Registration Statement of iSecureTrac Corp. on Form S-8 of our report, dated January 26, 2001, included in and incorporated by reference in the Annual Report of Form 10-KSB of Advanced Business Sciences, Inc. for the year ended December 31, 2000.

/s/ McGladrey & Pullen, LLP McGladrey & Pullen, LLP Des Moines, Iowa

June 27, 2001

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INDEPENDENT AUDITOR'S CONSENT